Exhibit 99.1

Fremont, Calif,, April 11, 2008 - ActivIdentity Corporation (NASDAQ: ACTI), a global leader in digital identity assurance, today announced that, based on currently available information, the company now anticipates revenue for the second quarter of fiscal 2008, to be in the range of $13.0 to $14.0 million. The revenue range reflects lower than anticipated software revenue.

ActivIdentity will discuss the second quarter fiscal 2008 results in more detail during the company’s quarterly earnings call.

About ActivIdentity

ActivIdentity® Corporation (NASDAQ: ACTI) identity solutions secure the business of enterprise, government, healthcare, and financial services organizations worldwide. Trusted identity is the core of the ActivIdentity platform enabling security for data, networks, applications, passwords and credentials, web, email and documents, transactions as well as converged security.

ActivIdentity solutions support the convergence of physical and logical identity through strong authentication with smart card lifecycle management, adding enterprise single sign on, and data encryption and digital signature.

ActivIdentity customers experience multiple benefits including increased network security, protection against identity theft and online fraud, enhanced workforce productivity, business process efficiencies, and regulatory compliance. For more information, visit www.actividentity.com.

ActivIdentity and ActivCard are registered trademarks in the United States and/or other countries. All other trademarks are the property of their respective owners in the United States and/or other countries.

Forward-Looking Statements Safe Harbor
The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include risks relating to changes to our management team, the integration of acquired business and technologies, and other risks identified under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, and in subsequent Quarterly Reports on Form 10-Q, which are filed with the United States Securities and Exchange Commission (SEC). Copies of these filings are available from the Company and on the SEC’s website at www.sec.gov. Actual results, events and performance may differ materially from our forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

ActivIdentity and ActivCard are registered trademarks in the United States and/or other countries. All other trademarks are the property of their respective owners in the United States and/or other countries.

Director of Investor Relations
Mahima Patnaik
510-745-6275
Mahima.Patnaik@actividentity.com